Exhibit 5.1

December 26, 2024

Focus Universal Inc.

2311 East Locust Street

Ontario, CA 91761

Ladies and Gentlemen:

We have acted as outside counsel to Focus Universal Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (file No. 333-[--]) (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended the “Act”), relating to the offer and sale of up to $100,000,000 worth of (i) shares of Common Stock of the Company, $0.001 par value (the “Common Stock”), (ii) one or more series of debt securities of the Company (the “Debt Securities”), (iii) warrants to purchase Common Stock or Debt Securities (the “Warrants”) and (iv) units consisting of one or more of shares of Common Stock, Debt Securities and Warrants (the “Units,” and collectively with the Common Stock, Debt Securities and Warrants, the “Securities”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein.

In connection with our opinion, we have examined such documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all-natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

For purposes of this opinion, we have also assumed that (a) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (b) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (c) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (d) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (e) at the time of any offering or sale of any shares of Common Stock or Warrants to purchase shares of Common Stock, there will be sufficient shares of Common Stock authorized and unissued under the Company’s then operative certificate of incorporation, as amended (the “Certificate of Incorporation”) and not otherwise reserved for issuance, (f) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (g) at the time of issuance of the Securities, the Certificate of Incorporation and the then operative bylaws of the Company, as amended (the “Bylaws,” and collectively with the Certificate of Incorporation, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (h) any applicable indenture relating to the issuance of the Debt Securities and any Warrant Agreement (defined below) or Unit Agreement (defined below) has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, and (i) that the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

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Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.	With respect to shares of Common Stock offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Nevada Revised Statutes and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Nevada Revised Statutes), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.	With respect to Debt Securities, when (a) an applicable indenture, if any, or any necessary amendment or supplement thereto or other agreement in respect thereof, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (b) any applicable indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, (c) the specific terms and the issuance and sale of any particular Debt Security have been duly established in accordance with any applicable indenture, if any, or any necessary amendment thereto or other agreement in respect thereof, if any, and authorized by all necessary action of the Company, and (d) any such Debt Security has been duly executed, issued, authenticated (if required) and delivered by or on behalf of the Company as contemplated by the Registration Statement and/or the applicable prospectus supplement either (i) against payment therefor in accordance with the provisions of any applicable indenture and/or any other agreement or instrument binding upon the Company and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant agreement in respect thereof (a “Warrant Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to Units, assuming that (a) any shares of Common Stock that form a part of such Units are validly issued, fully paid and non-assessable, as contemplated in numbered paragraph 1 above, (b) any Debt Securities that form a part of such Units constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, as contemplated in numbered paragraph 2 above, and (c) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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The opinions set forth above are subject to the following qualifications:

The foregoing opinions are limited to Chapter 78 of the Nevada Revised Statutes and the State of New York, and we express no opinion as to the laws of any other jurisdiction.

The foregoing opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law, and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies. We express no opinion regarding (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) provisions that may be held unenforceable as contrary to federal or state securities laws; (iii) provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) the securities or “Blue Sky” laws of any state to the offer or sale of the Securities; or (vi) the antifraud provisions of the securities or other laws of any jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Corporate Securities Legal LLP

CORPORATE SECURITIES LEGAL LLP

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